                                                                  Exhibit (a)(4)

                             AMKOR TECHNOLOGY, INC.
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                  ELECTION FORM

To Amkor Technology, Inc. ("AMKOR"):

      I have received the Offer to Exchange dated November 8, 2002, the memorandum from Cathy Loucks dated November 8, 2002, this Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "OFFER"), offering eligible employees the opportunity to exchange certain outstanding (i.e., unexercised) stock options for options to be granted at least six months and one day following the cancellation of the exchanged options (the "NEW OPTIONS"). All options that have been granted under the Amkor 1998 Stock Plan, as may be amended from time to time (the "1998 PLAN"), the Amkor 1998 Director Stock Option Plan, as may be amended from time to time (the "DIRECTOR PLAN") and the Amkor 1998 Stock Option Plan for French Employees, as may be amended from time to time (the "FRENCH PLAN") are eligible to be tendered in the Offer to Exchange (collectively, the "ELIGIBLE OPTIONS"). This Offer expires at 5:00 p.m. Mountain Standard Time on December 10, 2002.

      By signing below, I understand and acknowledge that:

      (a) Tendering one or more Eligible Options by following the procedure described in the Offer and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Amkor's acceptance for exchange of Eligible Options tendered in accordance with the Offer will constitute a binding agreement between Amkor and me upon the terms and conditions of the Offer.

      (b) Upon Amkor's acceptance of the Eligible Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Option(s) that I am tendering.

      (c) All New Options will be subject to the terms of the Offer, the 1998 Plan (unless you are a tax resident of France, in which case your New Options will be granted under the French Plan), a new option agreement between Amkor and me, and all applicable laws and regulations.

      (d) For each Eligible Option I elect to tender, I lose my right to purchase all outstanding unexercised shares under that option after it is accepted and cancelled.

      (e) The New Options I will receive will be granted no earlier than June 12, 2003 or, if the Offer is extended, no earlier than the first business day that is six months and one day after the Eligible Options I am tendering are accepted for exchange and cancelled. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE ELIGIBLE OPTIONS.

      (f) I must be either an employee of Amkor or one of its subsidiaries or a member of Amkor's Board of Directors and otherwise be eligible under the 1998 Plan or French Plan, as applicable, on the date the New Options are granted in order to receive one or more New Options. I UNDERSTAND THAT I WILL HAVE NO RIGHTS WITH RESPECT TO MY CANCELLED STOCK OPTIONS IF MY EMPLOYMENT OR DIRECTORSHIP IS TERMINATED FOR ANY REASON WHATSOEVER BEFORE THE GRANT OF THE NEW OPTIONS, WHICH WILL OCCUR NO EARLIER THAN JUNE 12, 2003. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY ELIGIBLE OPTIONS, I must tender all of my options that were granted to me during the six-month period prior to the commencement of the Offer (that is, since May 8, 2002), if any.

        RETURN TO STOCK ADMINISTRATION, ATTN: CATHY LOUCKS NO LATER THAN 5:00 P.M. MOUNTAIN STANDARD TIME ON DECEMBER 10, 2002 VIA FAX AT
        (480) 821-1470 OR HAND DELIVERY OR TO A REGIONAL ADMINISTRATOR AS SET FORTH ON EXHIBIT A TO THE OFFER TO EXCHANGE

      (g) All new option will vest and be exercisable as follows:

            (i) On the one year anniversary of the grant date of your new option, your new option will vest and become exercisable as to the number of shares that would have been exercisable under the terms of your old option on the date your new option was granted, subject to your continued status as an employee of Amkor or one of its subsidiaries or a member of the Board of Directors of Amkor, as applicable, on each such date. For example, if the grant date of the new options is June 12, 2003 and you tender an option to purchase 2,000 shares that would have been fully vested as of June 12, 2003 had it not been cancelled in connection with the Offer, you will be granted a new option to purchase 2,000 shares, all of which will be subject to vesting until June 12, 2004.

            (ii) Each month following the one year anniversary of the grant date of your new option, any shares subject to your new option that have not yet vested will vest and become exercisable as to that number of shares equal to one forty-eighth (1/48th) of the total shares granted under the original option. For example, if the grant date of the new option is June 12, 2003 and you tender an option to purchase 4,000 shares, 3,333 of which would have been vested as of June 12, 2003 and 667 of which would have been subject to continued vesting at a rate of 83 shares per month following June 12, 2003 had the option not been cancelled in connection with the Offer, you will be granted a new option to purchase 4,000 shares, 3,333 of which shall be subject to vesting until June 12, 2004 and 667 of which will shall vest at a rate of 83 shares per month each month following June 12, 2004, subject to your continued status as an employee of Amkor or one of its subsidiaries or a member of the Board of Directors of Amkor, as applicable, on each such date. Each of the Eligible Options that I am tendering represents all of the common stock covered by each such Eligible Option that I am tendering.

            (iii) Notwithstanding the foregoing, New Options granted under the French Plan will vest and become exercisable four years after the grant date of such New Options.

      (h) Under certain circumstances described in the Offer to Exchange, Amkor may terminate or amend and postpone its acceptance and cancellation of any Eligible Options tendered for exchange.

      (i) Amkor has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

      (j) Participation in the Offer will not be construed as a right to my continued employment with Amkor or any of its subsidiaries for any period and my employment with Amkor or any of its subsidiaries can be terminated at any time by me or Amkor (or one of Amkor's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

      (k) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

      (l) I AGREE TO BE BOUND BY THE ADDITIONAL TERMS AND CONDITIONS SET FORTH IN THE INSTRUCTIONS ATTACHED HERETO.

      [Remainder of page intentionally left blank. Election Form Signature Page follows.]

        RETURN TO STOCK ADMINISTRATION, ATTN: CATHY LOUCKS NO LATER THAN 5:00 P.M. MOUNTAIN STANDARD TIME ON DECEMBER 10, 2002 VIA FAX AT
        (480) 821-1470 OR HAND DELIVERY OR TO A REGIONAL ADMINISTRATOR AS SET FORTH ON EXHIBIT A TO THE OFFER TO EXCHANGE


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                          ELECTION FORM SIGNATURE PAGE

      Subject to the above understandings and acknowledgements set forth above in this election form, I would like to participate in the Offer as indicated below.

      Please check the box and note the grant date and grant number of each Eligible Option with respect to which you agree to have such grant, together with all stock option grants since May 8, 2002 cancelled and replaced pursuant to the terms of this Election Form and the Offer.

      YOU MAY CHANGE THE TERMS OF YOUR ELECTION TO ELIGIBLE OPTIONS FOR EXCHANGE BY SUBMITTING A NEW ELECTION FORM OR A NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT, EITHER OF SUCH DOCUMENTS MUST BE RECEIVED PRIOR TO THE CUTOFF DATE OF 5:00 P.M. MOUNTAIN STANDARD TIME, DECEMBER 10, 2002.

[ ] YES, I WISH TO TENDER ALL OPTIONS ISSUED TO ME SINCE AMKOR TECHNOLOGY'S INITIAL PUBLIC OFFERING ON MAY 1, 1998.

[ ] YES, I WISH TO TENDER FOR EXCHANGE EACH OF THE OPTIONS SPECIFIED BELOW (AND ON ANY ADDITIONAL SHEETS WHICH I HAVE ATTACHED TO THIS FORM), ALONG WITH ALL OPTIONS GRANTED SINCE MAY 8, 2002.

GRANT DATE        OPTION PRICE         OPTIONS OUTSTANDING          GRANT NUMBER










[ ] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by Amkor in its sole discretion.

I understand that all of these options will be irrevocably cancelled on December 11, 2002.


--------------------------------    --------------------------------------------
Employee Signature                  Social Security/ National ID/Tax File Number


--------------------------------    --------------------------
Employee Name (Please Print)        Date and Time


--------------------------------------------------------------
Home or Work Address




        RETURN TO STOCK ADMINISTRATION, ATTN: CATHY LOUCKS NO LATER THAN 5:00 P.M. MOUNTAIN STANDARD TIME ON DECEMBER 10, 2002 VIA FAX AT
        (480) 821-1470 OR HAND DELIVERY OR TO A REGIONAL ADMINISTRATOR AS SET FORTH ON EXHIBIT A TO THE OFFER TO EXCHANGE

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1.    DELIVERY OF ELECTION FORM.

      A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Amkor Technology, Inc., Attention: Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248, either via hand delivery or via facsimile (fax # (480) 821-1470) or to an Amkor regional administrator as set forth on Exhibit A to the Offer to Exchange on or before 5:00 p.m. Mountain Standard Time on December 10, 2002 (the "EXPIRATION DATE").

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY AMKOR AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      2.    WITHDRAWALS OF TENDERED OPTIONS.

      You may withdraw your tendered options at any time before the Expiration Date. If Amkor extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Amkor currently intends to accept your validly tendered options promptly after the expiration of the Offer, if we do not accept your tendered options before 5:00 p.m., Mountain Standard Time, on December 10, 2002, you may withdraw your tendered options at any time after such date. You may not withdraw a validly tendered option that has been accepted by Amkor.

      To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of the notice) with the required information to Amkor while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

      Tenders of options made through the Offer may be changed at any time before the Expiration Date. If Amkor extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

      Amkor will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a faxed copy of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      3.    INADEQUATE SPACE.

      If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

      4.    TENDERS.

      If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

      - grant number (the grant number is the Grant ID number on your Optionee Statement),

      - grant date,

      - exercise price, and

      - the total number of unexercised shares subject to the option.

      Amkor will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the Eligible Options you decide to tender. Also, if you intend to tender any of the Eligible Options that were granted to you, then YOU MUST TENDER ALL OF YOUR OPTIONS THAT WERE GRANTED TO YOU DURING THE SIX-MONTH PERIOD PRIOR TO NOVEMBER 8, 2002 (THAT IS, SINCE JUNE 8, 2002).

      5.    SIGNATURES ON THIS ELECTION FORM.

      If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

      If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Amkor of the authority of that person so to act must be submitted with this Election Form.

      6.    OTHER INFORMATION ON THIS ELECTION FORM.

      In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current work or home address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

      7.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Amkor has not authorized any person to interpret this offer or to make any recommendation on our behalf in connection with this offer. Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Amkor Technology, Inc., Attention: Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248 either via hand delivery or via facsimile (fax # (480) 821-1470) or you may contact Ms. Loucks by telephone at (480) 821-5000 ext. 5906. Employees located outside the United States may also submit inquiries related to the Offer to regional Amkor administrators as set forth in Schedule A attached to the Offer to Exchange.

      8.    IRREGULARITIES.

      All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Amkor in its sole discretion. Amkor's determinations shall be final and binding on all parties. Amkor reserves the right to reject any or all tenders of options Amkor determines not to be in proper form or the acceptance of which may, in the opinion of Amkor's counsel, be unlawful. Amkor also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Amkor's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Amkor shall determine. Neither Amkor nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      9.    ADDITIONAL DOCUMENTS TO READ.

      You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Cathy Loucles dated November 8, 2002 before deciding to participate in the Offer.

      10.   IMPORTANT TAX INFORMATION.

      You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Section 18 for a discussion of tax consequences that may apply to you.

      11.   MISCELLANEOUS.

            A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Amkor or any of its affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer.

      You understand that Amkor or any of its affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Amkor, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("DATA"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain, record and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer and Amkor or any of its affiliates may retain such information in your file. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

            B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause subject to the provisions of local law; (iii) if you receive New Options, they will be granted to you in your status as an employee of your employer and, in the event that Amkor is not your employer, the New Option grant can in no event be understood or interpreted to mean that Amkor is your employer or that you have an employment relationship with Amkor; (iv) the

Offer, the Eligible Options and the New Options are outside the scope of your employment contract, if any, and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the future value of the shares underlying any New Options granted to you is unknown and cannot be predicted with certainty; and (vi) if the shares underlying any New Options granted to you do not increase in value, the New Options will have no value.

      IMPORTANT: THE ELECTION FORM (OR A FAXED COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY AMKOR ON OR BEFORE THE EXPIRATION DATE.